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                                                                  EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                           CONTACT:
                                           CATHERINE M. BIFFIGNANI
                                           VICE PRESIDENT, INVESTOR RELATIONS
                                           314-645-6600

FOR IMMEDIATE RELEASE                        [KV PHARMACEUTICAL LOGO]



              KV PHARMACEUTICAL TO SEEK NEW INDEPENDENT AUDITOR

St. Louis, MO - July 13, 2004 - KV Pharmaceutical Company (NYSE: KVa/KVb) today reported that it has filed a Form 8-K with the U.S. Securities and Exchange Commission notifying the Commission of the resignation of its independent auditor, BDO Seidman, LLP. The Company has begun to actively discuss with and evaluate other potential firms.

KV reported in its 8-K that its financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion from BDO Seidman, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Additionally, for the fiscal year ended March 31, 2004 and through the date of their resignation, there were no disagreements with BDO Seidman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which if not resolved to the satisfaction of BDO Seidman, would have caused BDO Seidman to make reference to the matter in their report.

Subsequent to the end of the Company's fiscal year ended March 31, 2004 and through the date of their resignation, BDO Seidman identified and communicated with the audit committee a reportable condition in the internal control structure of the Company. The reportable condition related to deficiencies in customer credit processing and the lack of sufficient and timely management review of the Company's accounts receivable reserves to identify the issue. This condition arose from the conversion from a manual to an automated system by a single large customer and, along with the other deficiencies, was immediately rectified once identified by the Company.


ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, acquires, manufactures and markets controlled release and tastemasked pharmaceutical products using proprietary drug delivery and tastemasking technologies. The company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products,



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and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's best and fastest growing small companies, most recently by Forbes in its October 2003 issue. For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation reform Act of 1995 ("PSLRA") and which may be based on or include assumptions, concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could", and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause the actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting the pattern of inventory movements by the Company's customers; (11) the impact of competitive response to the Company's efforts to leverage its branded power with product innovation, promotional programs, and new advertising; (12) risks that the company may not ultimately prevail in its Paragraph IV litigation and that any period of exclusivity may not in fact be realized; and (13) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook.